Press
Release
Contact:                Linda Crisp, Vice President
                               lcrisp@ctlc.com
Phone:                   (386) 944-5632
Facsimile:              (386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS FIRST QUARTER 2012 EARNINGS

DAYTONA BEACH, FLORIDA, April 19, 2012…Consolidated-Tomoka Land Co., (NYSE Amex-CTO) today announced its operating results for the first quarter ended March 31, 2012.

SIGNIFICANT ACTIVITIES:
For the first quarter ended March 31, 2012:

•	Net Income per share was $0.09 per share versus a loss of ($0.05) for 2011

•	Office and Flex Building occupancy was at 86% versus 42% for 2011

•	Income Properties revenue was $2,339,000 versus $2,208,000 in 2011

•	The Company received final proceeds from Volusia County for the Dunn Avenue Extension road project, which generated $731,000 in income

•	Agricultural equipment sales produced an $85,000 gain during the quarter

•	General and Administrative Expenses reflected a 15% decrease prior to the write-off of $245,000 in loan costs related to the early repayment of the SunTrust term loan

•	The Company entered into a new $46 million unsecured revolving credit facility, replacing the previous $25 million secured credit facility with SunTrust and paying off the previous SunTrust term loan

•	Debt was $16,227,000 versus $15,267,000 at year-end 2011; however, cash was higher at $1,677,000 versus $6,000 at December 31, 2011

•	The Company engaged ClubCorp as the new golf management company for the LPGA International Golf Course

•	The Company engaged American Forest Management, Inc. to manage its timber and hay operations

•
The Company signed a three-year excavation agreement for fill dirt removal with up to four 9-month excavation periods and received an upfront non-refundable payment of $250,000 for the first excavation period ending November 30, 2012

•	The Company engaged Grant Thornton LLP as its independent public accounting firm for 2012

•	In January, the Company hired a new Director of Investments, Steven Greathouse, to oversee our single-tenant retail portfolio and acquisitions

Financial Results
Revenue
Revenue for the quarter ended March 31, 2012, increased 27% to $4,855,211, compared to revenue during the same quarter in 2011.  This was primarily the result of the income generated by the final reconciliation of the Dunn Avenue Extension agreement, the new leases at Mason Commerce Center, and a new subsurface interest lease signed last year.

Real Estate Portfolio Update
Property Acquisition
In April 2012, the Company funded a two-step transaction to acquire a 14,280 square-foot commercial property in Boulder, Colorado, for $7.4 million.  This property is net-leased to Walgreens for an initial term of over 20 years.  The Company is acquiring this property in part through investment of proceeds from the December 2011 sale of the Barnes & Noble property in Lakeland, Florida.  The completion of this transaction is anticipated to occur during the second quarter of 2012.

Property Dispositions
We continue to selectively evaluate our income producing properties for opportunities to recycle our capital, and we currently have two of these properties deemed held for sale and thereby presented as discontinued operations because they are under contract to be sold.

CEO Comments on Operating Results
John P. Albright, president and chief executive officer, stated, “We are progressing in our plans to operate our businesses more efficiently, and grow our income property portfolio, and we are continuing to maximize shareholder value.  We are encouraged by the early indications of progress that ClubCorp is making in addressing the operating challenges of the LPGA International club.  On April 16, we added to our management team by announcing Mark Patten as our new Chief Financial Officer and Bruce Teeters as the head of real estate operations for our holdings in the Daytona Beach area.  As we grow, we are putting the right resources in place to deliver for our shareholders.”

About Consolidated-Tomoka Land Co.
Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns over 11,000 acres in the Daytona Beach area and a portfolio of income properties in diversified markets.  Visit our website at www.ctlc.com.

Forward-Looking Statements
Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2012, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, please see the Company’s filings with the Securities and Exchange Commission, including, but not limited to the Company’s most recent Annual Report on Form 10-K.  Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Disclosures in this press release regarding the Company’s quarter-end financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-Q for the quarter ended March 31, 2012.  The financial information in this release reflects the Company’s preliminary results subject to completion of the year-end review process.  The final results for the year may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

RESULTS OF OPERATIONS NEWS RELEASE
	(UNAUDITED) QUARTER ENDED
	MARCH 31,	MARCH 31,
	2012	2011
Income	$	$
Real Estate Operations:
Real Estate Sales
Revenues	1,073,720	69,824
Costs and Other Expenses	(293,837)	(318,093)
	779,883	(248,269)

Income Properties
Revenues	2,339,023	2,208,209
Costs and Other Expenses	(654,589)	(609,752)
	1,684,434	1,598,457
Golf Operations
Revenues	1,329,579	1,373,576
Costs and Other Expenses	(1,504,989)	(1,634,160)
	(175,410)	(260,584)

Total Real Estate Operations	2,288,907	1,089,604

Interest and Other Income	112,889	175,211

	2,401,796	1,264,815

General and Administrative Expenses	(1,520,241)	(1,792,613)
Loan Cost Write Off	(245,726)	--

Income (Loss) from Continuing Operations before Income Tax	635,829	(527,798)
Income Taxes	(243,096)	192,991
Income (Loss) from Continuing Operations	392,733	(334,807)
Income from Discontinued Operations (net of tax)	101,668	75,902
Net Income (Loss)	494,401	(258,905)

Basic and Diluted Per Share Information:

Income (Loss) from Continuing Operations	$0.07	$(0.06)
Income from Discontinued Operations (net of tax)	$0.02	$0.01
Net Income (Loss)	$0.09	$(0.05)

Dividends Per share	$0.00	$0.01

CONSOLIDATED BALANCE SHEETS
	(UNAUDITED)
	MARCH 31,	DECEMBER 31,
	2012	2011
ASSETS	$	$
Cash	1,676,919	6,174
Restricted Cash	2,779,511	2,779,511
Refundable Income Taxes	--	399,905
Land and Development Costs	27,858,696	27,825,924
Intangible Assets	3,474,689	3,572,096
Assets Held for Sale	7,694,710	7,694,710
Other Assets	8,443,413	8,023,872
	51,927,938	50,302,192

Property, Plant and Equipment:
Land, Timber and Subsurface Interests	15,118,781	15,109,298
Golf Buildings, Improvements and Equipment	2,535,294	2,535,294
Income Properties, Land, Buildings and Improvements	111,564,674	111,564,673
Other Building, Equipment, and Land Improvements	2,048,046	2,320,766
Total Property, Plant and Equipment	131,266,795	131,530,031
Less, Accumulated Depreciation and Amortization	(11,734,101)	(11,566,420)
Net - Property, Plant and Equipment	119,532,694	119,963,611

TOTAL ASSETS	171,460,632	170,265,803

LIABILITIES
Accounts Payable	443,808	385,685
Accrued Liabilities	6,844,815	7,317,676
Accrued Stock Based Compensation	384,748	484,489
Pension Liability	1,373,971	1,586,513
Income Taxes Payable	119,860	--
Deferred Income Taxes	32,074,964	32,060,283
Notes Payable	16,226,849	15,266,714

TOTAL LIABILITIES	57,469,015	57,101,360

SHAREHOLDERS' EQUITY
Common Stock	5,725,442	5,724,147
Additional Paid in Capital	6,029,032	5,697,554
Retained Earnings	103,366,568	102,872,167
Accumulated Other Comprehensive Loss	(1,129,425)	(1,129,425)

TOTAL SHAREHOLDERS' EQUITY	113,991,617	113,164,443

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	171,460,632	170,265,803

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